United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 11, 2020

Date of Report (Date of earliest event reported)

8i Enterprises Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38849	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Eu Tong Sen Street #08-13 The Central Singapore 059817	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 67880388

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Ordinary Shares	JFK	The NASDAQ Stock Market LLC
Warrants	JFKKW	The NASDAQ Stock Market LLC
Units	JFKKU	The NASDAQ Stock Market LLC
Rights	JFKKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2020, 8i Enterprises Acquisition Corp (the “Company”) issued an unsecured promissory note in the aggregate principal amount of up to $16,000 (the “Note”) to 8i Enterprises Pte Ltd, an entity controlled by the Company’s Chairman and Chief Executive Officer (“Enterprises”). The Note does not bear interest and matures upon closing of a business combination by the Company. The Note is convertible into units consisting of one ordinary share, one redeemable warrant, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination (which securities have terms equivalent to the terms of the private placement securities issued in connection with the Company’s initial public offering) at a price of $10.00 per share at the closing of a business combination. In the event that the company does not close a business combination, the note shall be repaid only from amounts remaining outside of the trust account, if any.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note dated May 11, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2020

8i ENTERPRISES ACQUISITION CORP

By:	/s/ James Tan
Name:	James Tan
Title:	Chief Executive Officer

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